UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1735 Market Street, Suite LL, Philadelphia, PA		19103-7583
(Address of principal executive offices)		(Zip Code)

215-977-3000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 9, 2009, management of Sunoco, Inc. (the “Company”) approved the first phase of a previously announced Business Improvement Initiative to reduce costs and improve business processes. Implementation of this phase of the initiative is underway. The goal of the Business Improvement Initiative is to reduce pretax costs by more than $300 million on an annualized basis by year-end 2009. The reduced costs are attributable to a workforce reduction of approximately 750 positions, or approximately 20 percent of the salaried workforce, as well as expected savings in energy costs, and the use of materials, equipment and contract services. This phase of the review included all business and operations support functions, as well as operations at the Philadelphia and Marcus Hook refineries.

In connection with the first phase of the initiative, the Company expects to establish a pretax accrual ranging from $60-$70 million ($35-$40 million after tax) in the first quarter of 2009. Of this amount, approximately $45-$50 million ($25-$30 million after tax) pertains to employee severance and related cash costs, which are expected to be paid out over approximately one year, with the balance attributable to a noncash provision for pension and postretirement curtailment losses. The Company also plans to offer hourly employees in certain identified areas the opportunity to express their interest in leaving the Company and receiving severance. The charges identified above do not include any costs related to these hourly employees. As a result of the workforce reduction, the Company may also incur noncash settlement losses in its defined benefit pension plans during 2009. However, the amount and timing of any such losses cannot be estimated at this time.

A copy of the Company’s news release announcing this restructuring is attached to this report as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Sunoco, Inc. Press Release, dated March 13, 2009.

Safe Harbor Statement

Statements contained in this report, or in the exhibit to this report, that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunoco, Inc.
(Registrant)

Date: March 13, 2009	/s/ Joseph P. Krott
Joseph P. Krott Comptroller (Principal Accounting Officer)